THIS PROXY IS SOLICITED ON BEHALF OF
            THE BOARD OF DIRECTORS OF APPLEBEE'S INTERNATIONAL, INC.
                   ANNUAL MEETING OF STOCKHOLDERS, MAY 8, 2003

         The undersigned hereby appoints each of Lloyd L. Hill and Robert T. Steinkamp the proxy and attorney-in-fact of the undersigned with full power of substitution for and in the name of the undersigned to attend the Annual Meeting of Stockholders of Applebee's International, Inc., to be held at the Sheraton Overland Park Hotel, 6100 College Boulevard, Overland Park, Kansas 66211 on May 8, 2003, at 10:00 a.m., CDT, and any and all adjournments thereof, and to vote thereat the number of shares of Common Stock of Applebee's International, Inc., which the undersigned would be entitled to vote if then personally present. The Board of Directors recommends votes FOR proposals I through IV and AGAINST proposal V.

   I. To elect two directors to serve until the 2006 Annual Meeting of Stockholders or until their earlier resignation;

         Nominees:  Douglas R. Conant and D. Patrick  Curran;
         [ ] FOR all nominees  listed above.
         [ ] FOR all nominees listed above except -----------------------------.
         [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

   II. To approve an amendment to the Applebee's International, Inc. 1995 Equity Incentive Plan to increase the number of shares of Common Stock available for Awards by 2,500,000 shares;

         [ ]  FOR               [ ]  AGAINST                [ ]  ABSTAIN

   III. To approve an amendment to the Certificate of Incorporation eliminating the ability of a majority of stockholders to take action without holding a stockholder meeting;

         [ ]  FOR               [ ]  AGAINST                [ ]  ABSTAIN

   IV. To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the 2003 fiscal year;

         [ ]  FOR               [ ]  AGAINST                [ ]  ABSTAIN

   V. To act on a shareholder proposal to require us to issue a report relating to genetically engineered ingredients.

         [ ]  FOR               [ ]  AGAINST                [ ]  ABSTAIN

   VI. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS I THROUGH IV AND AGAINST PROPOSAL V.


                            Signature                        Date
                                      ----------------------     ---------------

                            Signature                        Date
                                      ----------------------     ---------------

                            Sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title. If a corporation, sign full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized partner.

                            MARK, DATE, SIGN, AND PROMPTLY RETURN PROXY CARD IN ENCLOSED ENVELOPE.